UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

JH DESIGNS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54983	NONE
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Main Street

East Pittsburgh PA 15112

(Address of principal executive offices, zip code)

(818) 472-6001

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

Item 1.01 Entry Into A Material Definitive Agreement

Share Exchange Agreement

On November 22, 2013, JH Designs, Inc., a Nevada corporation (the “Company”), Cardinal Resources LLC (“Cardinal”), a privately-held company headquartered in Pittsburgh, Pennsylvania, and the members of Cardinal (the “Members”), entered into a Share Exchange Agreement (the “Agreement”) pursuant to which the Company agreed to exchange the outstanding membership interests of Cardinal held by the Members for shares of common stock of the Company. Pursuant to the Agreement, the membership interests of Cardinal are exchanged for approximately 46,623,000 new shares of the Company’s common stock, par value $0.001 per share. In addition, approximately 1,273,000 shares of the Company’s common stock, and approximately 6,103,000 shares of the Company’s common stock were reserved for issuance to holders of convertible promissory notes and options, respectively, issued by Cardinal.

At the Closing, Jonathan Hopp, the President and majority owner of the Company, submitted for cancellation 160,900,000 shares of common stock of the Company, and Members holding approximately 100% of the membership interests in Cardinal exchanged their interests for approximately 46,623,000 shares of common stock of the Company, and as a result, at the Closing and after giving effect to such cancellation of shares and to the private offering of securities described below, the Company had approximately 46,623,000 shares of common stock issued outstanding and no preferred stock issued and outstanding. The shares issued to Members of Cardinal constituted approximately 56.4% of the issued and outstanding shares of the Company’s common stock at the Closing. As a result of the Agreement and the other transactions contemplated thereunder, Cardinal is now a wholly owned subsidiary of the Company.

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Cardinal was organized as a limited liability company in Pennsylvania in October 2004. For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Cardinal as the acquirer and JH Designs, Inc. as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Cardinal on a consolidated basis unless the context suggests otherwise. The transaction described above was a share exchange and not a merger of two entities. As a result, shareholder approval was not required for the business combination. As is reflected in the Share Exchange Agreement, the two companies, JH Designs, Inc. and Cardinal Resources, LLC were neither merged nor consolidated. The Cardinal Members simply exchanged their units for common shares of JH Designs, Inc. Both companies are still in existence, have their separate tax ID number, etc. and no plan of merger or related documents were filed with the relevant Secretary of State to consummate the transaction. Neither Nevada law (in the case of JH Designs, Inc.) nor Pennsylvania law (in the case of Cardinal Resources, LLC) required that these entities obtain shareholder approval for this type of share exchange transaction.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached here to as Exhibit 2.2 to this Current Report on Form 8-K.

The sole director and majority shareholder of the Company has approved the Agreement and the transactions contemplated under the Agreement. The Managing Member and the Members of Cardinal have approved the Agreement and the transactions contemplated thereunder.

Subscription Agreements

On November 22, 2013, Cardinal completed a private placement pursuant to which Cardinal issued a convertible promissory note to certain accredited investors, which notes are convertible into shares of our common stock at $0.25 per share. In addition, Cardinal granted to the same investors three−year warrants to purchase an aggregate of 276,000 shares of our common stock at $0.25 per share. As a result of this private placement Cardinal raised approximately $230,000 in gross proceeds, which left $204,500 in net proceeds after the deduction of offering expenses in the amount of approximately $25,500. In connection with this private placement, Cardinal paid the placement agent, Felix Advisors, LLC a placement agency fee of approximately $23,000 and issued to the placement agent a warrant for the purchase of 27,600 shares of our common stock in the aggregate at $0.25 per share. The Company assumed these notes and warrants pursuant to an Assignment and Assumption Agreement dated November 22, 2013.

The above descriptions of the notes and the warrants do not purport to be complete and are qualified in their entirety by reference to the notes, warrants and assignment agreement, which are attached here to as Exhibit 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, respectively.

On November 22, 2013, we also completed a private placement pursuant to which we issued an aggregate of 1.6 million shares of common stock to certain accredited investors at a per share price of $0.25. In addition, we granted to the same investors three−year warrants to purchase an aggregate of 1.6 million shares of our common stock at $0.50 per share. As a result of this private placement we raised approximately $400,000 in gross proceeds. We paid no fees or expenses in connection with this private placement.

The above descriptions of the warrants do not purport to be complete and are qualified in their entirety by reference to the subscription agreement and warrants, which are attached here to as Exhibit 4.4 and 4.5 to this Current Report on Form 8-K, respectively.

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Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 above, on November 22, 2013, the Company entered into a Share Exchange Agreement which resulted in Cardinal becoming our majority-owned subsidiary. Please note that the information provided below relates to the combined enterprises after the acquisition of Cardinal, except that information relating to periods prior to the date of the reverse acquisition only relate to JH Designs, Inc. unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our History

On July 29, 2010, the Company was incorporated under the laws of the State of Nevada. Jonathan Hopp served as our President and Chief Executive Officer, Secretary and Treasurer, from August 4, 2010, until his resignation on November 22, 2013. Mr. Hopp also served as our sole director until his resignation on November 22, 2013.

On September 1, 2010, we entered into a LLC Membership Purchase Agreement with Mr. Hopp, whereby for $1.00 we acquired a 100% limited liability company interest in Staged for Success LLC, a California limited liability company, which was owned 100% by Mr. Hopp. Staged for Success LLC, formed on February 19, 2009, is an entity through which Mr. Hopp had operated a home staging and interior design services business. Staged for Success LLC (“Staged for Success”) is a wholly owned subsidiary of JH Designs, Inc. We operate our business through our Staged for Success LLC, which has operated a home staging and interior design services business since its inception.

On September 11, 2012, the board of directors and the majority of voting power held by the stockholders of the Company, approved an amendment to the Company’s Articles of Incorporation (i) increasing the number of authorized shares of common stock from 100,000,000 to 300,000,000, and (ii) effecting a twenty-for-one (20:1) forward split of the Company’s issued and outstanding shares of common stock. The increase in authorized shares of common stock and the forward stock split became effective under Nevada law on September 13, 2012. The forward split became effective with the Financial Industry Regulatory Authority, Inc. as of the opening of business on September 24, 2012. As a result of the forward stock split, each share of the Company’s common stock issued and outstanding at the close of business on September 23, 2012 was split into 20 shares of the Company’s common stock.

Acquisition of Cardinal and Related Financing

On November 22, 2013 we completed a reverse acquisition transaction with Cardinal whereby we issued to the Members of Cardinal an aggregate of approximately 46,623,00 shares of our common stock in exchange for 100% of the issued and outstanding membership interests of Cardinal. Cardinal thereby became our wholly owned subsidiary and the former Members of Cardinal became our controlling stockholders. We plan to amend our articles of incorporation to change our name to Cardinal Resources, Inc. Such amendment is expected to become effective in or about January 2014.

Upon the closing of the reverse acquisition, Jonathan Hopp, our sole director, submitted his resignation letter pursuant to which he resigned from all offices of the Company that he holds effective immediately and from his position as our director. Kevin Jones will be appointed as our sole director at the effective time of the resignation of Jonathan Hopp. In addition, our executive officers were replaced by the Cardinal executive officers upon the closing of the reverse acquisition as indicated in more detail below.

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BUSINESS OF CARDINAL

Overview

Cardinal Resources has been working towards its mission of Clean Water, Clean Environment, Worldwide since its inception, and the founders have been working on solving water, wastewater, and environmental problems throughout their careers. Our commitment to that mission is reflected in the development of the patented Red Bird System and sustainable, appropriate technology solutions to waste water treatment. Cardinal Resources is focused on expanding and making our solutions the worldwide standard in sustainable water treatment. The Red Bird System is a patented solar-powered water treatment system with three base production models that can also be customized to specific needs. The Mobile Red Bird, housed in a trailer, and the Community Red Bird System-20, housed in a 20-foot ISO container, produce tens of thousands of gallons of clean water each day at a fraction of a cent per gallon. A third system, the Community Red Bird System-10, was specifically designed to be air mobile for government use and can also serve a community. Other high-volume systems under development. These are high-tech solutions designed to function in low-tech environments. Cardinal Resources provides innovative systems and solutions to water pollution, wastewater and environmental problems.

The Red Bird is totally integrated and within hours of delivery will provide the pumping from the water source, filtration to remove particles, and residual disinfection to meet U.S. and international standards. Delivering this volume of water at a cost of $0.0014/gallon (0.0004/liter) using a combination of solar energy, purification technology, survivability, and sustainability in a setting with limited infrastructure is unique.

In a traditional system, a combination of aeration, chemical addition, and conditioning is required prior to filtration. Similarly, in a membrane-type filter, preconditioning of the water is also required. While effective at producing clean water, the process is energy-intensive, creates a significant waste stream (sedimentation sludge), and is infrastructure-intensive. The Red Bird’s elimination of many of the process steps results in a more robust, sustainable system.

The patented Red Bird filtration system was developed using modeling of natural geologic systems (Geo-mimicry) to develop a system that uses natural materials to produce clear, clean water that retains the minerals which give water its taste. This high-tech simplicity eliminates multiple steps in the traditional processes used to produce clean drinking water and, as a result, significantly reduces the energy and costs required to produce clean drinking water.

Suppliers/Manufacturers

Cardinal Resources has two US based manufacturers for the Red Bird System and related products. Both manufacturers are qualified and have produced production units. Neither manufacturer has an exclusive licensing agreement.

Cardinal Resources owns 4% of its lead manufacturer , Forest Edge Manufacturing, LLC based in Wooster Ohio. Forest Edge was formed by Chemviron, Inc. and Cardinal Resources to focus on the production of Cardinal Resources systems and take advantage of the existing supply chain management system. Without expansion Forest Edge can assembly 12 systems per month or approximately $43 million in systems/year.

Pierce Manufacturing, part of the OSHKOSH Corporation, a Fortune 500 Company is the back up manufacturer for the Red Bird Systems.

Cardinal Resources has a diverse supplier base with multiple suppliers available for key components and continues to expand its potential qualified supplier base. For those components with a limited supplier base, Cardinal Resources is developing exclusive agreements to insure supply and continues to research effective substitutes.

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Dependence on a Few Major Customers

The majority of the contracted large multi-unit sales are to the State of Bayelsa Nigeria, the Republic of Cameroon, and the Republic of Senegal. Services and individual unit sales make up a smaller portion of the revenue.

Cardinal Resources is aggressively pursuing the expansion of its market and customer base and has a robust opportunity pipeline.

Market Size

It is estimated by the World Bank (2009) that over $630 billion is being spent on water worldwide with a significant percentage in the emerging and developing world. Within this total spending, the largest initial markets for the Red Bird are Rural and Periurban Communities, within developing/emerging countries, entrepreneurs in emerging countries that are selling water to communities either through bottled water or delivery, capacity building/conflict recovery, and green developers. In the public sector there is significant funding for water available, with international development agencies committing over $250 billion across more than 1,000 active water projects that meet the Red Bird criteria (Development Finance International, 2009). While there are opportunities and funding around the world for our approach, Cardinal Resources is initially focusing on West Africa with opportunistic responses to other markets such as other countries in Africa, South America, India, and Southeast Asia. While the public sector offers the best opportunity for large multi-unit orders, the private sector will also generate sales.

Sales, Marketing, and Distribution

The marketing and sales Cardinal Resources products and services utilize a combination of traditional process marketing using print and electronic media. In the emerging markets regional demonstrations of the system with groups of well qualified buyers give the company an edge over the competition by showing not only the quality of the Red Bird System but also by demonstrating our commitment to the market. In addition, participation in international trade shows can be a very effective tool in the water systems space. The sales and marketing effort is a combination of having good local partners with good competitive intelligence capabilities that can help find and qualify the opportunities, combined with the staff of Cardinal Resources.

Ultimately we are marketing and selling, clean water with a good taste in a combined system, service, and training approach. By design, the Red Bird Systems retain most of the natural minerals that give water its taste and multiple studies have shown that retaining the local taste of most waters is crucial for success. We support the systems through service programs and train the local operators thereby also driving economic development through jobs. In addition we have to recognize the cultural and political importance of clean water. By developing good working relationships with the local water authorities, organizations and governments we expand our viral marketing of our distributed architecture approach as well as our system.

The sales and marketing approach must also be adapted to local conditions that range from technical concerns to the outside color of the system. For example, in many of the developing marketing, while the internet is used extensively, there is also a certain distrust of marketing material printed direct from the web. Therefore we have to provide not only great web content, but also stand alone printed material. Knowing the technical concerns, for example trends in the type of preferred source water or contaminants of interest we can better position our solution.

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As a company with a history in providing custom systems and services we are also always looking for opportunities to expand our sales channels into sustainable waste water treatment opportunities, water recycling, and environment engineering and remediation.

Currently we do not have independent distributors of our integrated systems. We believe that in this stage in our expansion, it is key that the Company stay in control of distribution to insure quality, and the appropriate application of our systems in water treatment. While some water treatment components are commodity items, our integrated systems still require highly trained sales-engineers to insure that the source water has been screened and the system is matched to the desired outcome. As we expand, we may accept select highly qualified distribution partners.

Competition

While there are other packaged water treatment systems on the market, but we believe that none have the capabilities of the patented Red Bird System. Our primary competitors (similar flow rates and size) in the market use either cartridge-based or membrane filtration and either ozone or UV oxidation for the final disinfection. As a result, these systems will have a much higher operation and maintenance cost and supply chain issues.

Intellectual Property

Cardinal Resources currently holds multiple issued patents for the filtration technology and its use in the Red Bird System, specialty filters for arsenic removal, fluoride removal, general absorption and taste modification. The Company also holds proprietary technology related to the breaking of silicon emulsions without chemical addition, sustainable waste water treatment, and mobile laboratory analysis of water. Cardinal Resources does look to patent other technologies and approaches in the field of sustainable water treatment.

Trademarks and Trade Secrets

We rely on a combination of US and international patent, trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights.

Employees

Cardinal currently has 10 full-time employees. Cardinal considers its employee relations to be good, and to date has not experienced a work stoppage due to a labor dispute. None of Cardinal’s employees are represented by a labor union. For further information see section 5.02 below.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

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RISKS RELATED TO OUR BUSINESS

We are not profitable and may never be profitable.

Cardinal Resources’ ability to achieve profitability depends upon many factors, including its ability to execute on existing contracts and to continue to develop new markets and commercialize new products. There can be no assurance that Cardinal Resources will ever achieve any significant revenues or profitable operations.

Cardinal Resources has a limited operating history.

Cardinal has been in existence for approximately 8 years and has made a transition from primarily a services based company to a systems based company. Our limited operating history means that there is a high degree of uncertainty in our ability to: (i) develop and commercialize new products; (ii) achieve significant market acceptance of our products; or (iii) respond to competition;. Additionally, even if we do implement our business plan, we may not be successful. No assurances can be given as to exactly when, if at all, we will be able to recognize profits high enough to sustain our business. We face all the risks inherent in a business, including the expenses, difficulties, complications, and delays frequently encountered in connection with conducting operations, including capital requirements. Given our limited operating history, we may be unable to effectively implement our business plan which would result in a loss of your investment.

Need for Additional Capital.

Since inception in 2004 and through June 2013, Cardinal has incurred net accumulated losses of $1,472,984. As of June 30, 2013 we had a working capital deficit of $1,594,444 and stockholders’ equity of $(1,309,662). We may need additional capital to fund our continuing operations. Currently, we plan to raise additional capital, but we have no committed sources of additional capital and our access to capital funding is always uncertain. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms or even at all. In the event that we are not able to secure financing, we may have to scale back our development plans or cease operations.

Raising needed capital in the future may be difficult as a result of our limited operating history.

When making investment decisions, investors typically look at a company’s historical performance in evaluating the risks and operations of the business and the business’s future prospects. Our limited operating history makes such evaluation and an estimation of our future performance substantially more difficult. As a result, investors may be unwilling to invest in us or such investment may be on terms or conditions which are not acceptable. If we are unable to secure such additional finance, we may need to cease operations.

RISKS RELATED TO THE COMPANY

We have a history of losses.

Cardinal has a history of losses from operations during the development and commercialization of its technology and has an accumulated deficit of $1,472,984 as of June 30, 2013. Management is unable to predict if and when we will be to generate positive cash flow. Our plan regarding these matters is to raise additional debt and/or equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that such financing will be available under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the near future, we may seek protection under bankruptcy laws.

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The majority of our business depends on a limited number of principal customers.

Because we depend on a limited number of principal customers for a majority of our sales, a loss of one principal customer could materially adversely affect our business and financial condition. Our ten largest accounts represented approximately 96% of our sales for the year ended 2012; approximately 99% of our sales for the year ended 2011 and approximately 99% of our sales for the six months ended June 30, 2013.

Although we have multiyear contracts, and contracts backed by Letters of Credit our business would be negatively affected by the failure of our principal customers to purchase our products on a consistent basis or to renew such contracts. If these principal customers cease ordering products from us, our business could be materially adversely affected

All of our manufacturing is outsourced.

Presently we do not have any manufacturing facilities and all our manufacturing is out-sourced to Forest Edge LLC and Pierce Manufacturing. In the event that both companies cease their operations or stop manufacturing our products, our inability to secure an alternative supplier would adversely affect our business and financial condition. Additionally, should we be forced to manufacture our products, we cannot give you any assurance that we will be able to develop internal manufacturing capabilities. Suppliers, may require us to purchase a minimum amount of materials or could require other unfavorable terms. Any such event would materially impact our prospects. Moreover, we cannot give you any assurance that any contract manufacturers or suppliers that we select will be able to supply our products in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.

There is no guarantee that our business goals of expansion into global markets will be realized.

We are currently selling products in the emerging countries of West Africa and Central Africa. If we are unable to expand into new markets such as other countries in Africa, Southeast Asia, Latin America or South America, we may fall short of our projections and our business and financial condition would be adversely affected.

Increases in the cost and restrictions on the availability of raw materials could adversely affect our financial results.

Our products include natural mineral media that has characteristics specific to the geologic setting of the mineral deposits. The availability or cost of such commodities may fluctuate widely due to government policy and regulation, or shortages due to mine interruption, depletion of the deposits, weather conditions, , increased demand for the same minerals, or other unforeseen circumstances. To the extent that any of the foregoing or other unknown factors increase the prices of such commodities or materials and we are unable to increase our prices or adequately hedge against such changes in a manner that offsets such changes, the results of its operations could be materially and adversely affected. Similarly, if supplier arrangements and relationships result in increased and unforeseen expenses, our financial results could be materially and adversely impacted.

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Disruption of our supply chain could adversely affect our business.

Damage or disruption to our manufacturing or distribution capabilities due to weather, natural disaster, fire, terrorism, pandemic, strikes, the financial and/or operational instability of key suppliers, distributors, warehousing and transportation providers, or brokers, or other reasons could impair our ability to manufacture or sell our products. To the extent that we are unable to, or cannot financially mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location, there could be a materially adverse effect on our business and results of operations, and additional resources could be required to restore our supply chain.

Higher energy costs and other factors affecting the cost of producing, transporting, and distributing our products could adversely affect our financial results.

Rising fuel and energy costs may have a significant impact on the cost of operations, including the manufacture, transportation, and distribution of products. Fuel costs may fluctuate due to a number of factors outside of our control, including government policy and regulation and weather conditions. Additionally, we may be unable to maintain favorable arrangements with respect to the manufacturing costs of our products as a result of the rise in costs of procuring raw materials and transportation by our manufacturers. This may result in increased expenses and negatively affect operations.

Our results of operations can be significantly affected by the volatility in the prices of the raw materials that we use to produce our products.

Our raw materials costs are volatile and expose us to significant fluctuations in our product costs. We employ significant amounts of plastics and other materials in our manufacturing processes. The costs of these raw materials are volatile and beyond our control. Volatile raw materials costs can significantly affect our operating results and make period−to−period comparisons extremely difficult. We may not be able to hedge our raw material requirements at a reasonable cost or to pass on to our customers the increased costs of our raw materials.

Compliance with environmental regulations can be expensive, and our failure to comply with these regulations may result in adverse publicity and a material adverse effect on our business.

As a manufacturer, we are subject to various environmental laws and regulations on air emission, waste water discharge, solid wastes and noise. Although we believe that our operations are in substantial compliance with current environmental laws and regulations, we may not be able to comply with these regulations at all times. Therefore, if more stringent regulations are imposed in any jurisdiction in which we operate in the future, we will have to incur additional and potentially substantial costs and expenses in order to comply with new regulations, which may negatively affect our results of operations. If we fail to comply with any of the present or future environmental regulations in any material aspects, we may suffer from negative publicity and may be required to pay substantial fines, suspend or even cease operations.

Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

Many new water treatment technologies have been introduced over the past few years. Our ability to achieve significant and sustained penetration of key developing markets will depend upon our success in developing or acquiring state of the art technologies, either independently, through joint ventures or through acquisitions. If we fail to develop or acquire, and to manufacture and sell, products that satisfy our customers’ demands, or if we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, market acceptance of our products could be reduced and our business could be adversely affected.

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Product branding is important to us and if our brands are misappropriated our reputation could be harmed which could result in lower sales having a negative impact on our financial results.

We rely upon a combination of trademark, licensing and contractual covenants to establish and protect the brand names of our products. We will be registering our trademark in multiple jurisdictions. In many market segments, our reputation is closely related to our brand names. Monitoring unauthorized use of our brand names is difficult, and we cannot be certain that the steps we have taken will prevent their unauthorized use, particularly in foreign countries where the laws may not protect our proprietary rights. Our brand names may be misappropriated or utilized without our consent and such actions may have a material adverse effect on our reputation and on the results of our operations.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Mr. Kevin Jones, President, and Ms. Barbara H. Jones Vice President for implementation. There can be no assurance that we will be able to retain the services of such officers and employees. Our failure to retain the services of our key personnel could have a materially adverse effect on our business. In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel. Our inability to attract and retain the necessary personnel could have a materially adverse effect on our business.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing the expansion of our business and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We may be unable to successfully execute our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. To pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

●	our ability to raise substantial amounts of additional capital if needed to fund the implementation of our business plan;
●	our ability to execute our business strategy;
●	the ability of our products to achieve market acceptance;
●	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

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●	our ability to attract and retain qualified personnel;
●	our ability to manage our third party relationships effectively; and
●	our ability to accurately predict and respond to the rapid market changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

Inability to Maintain Quality Control

All of our manufacturing is outsourced. Although we have entered into supply agreements specifying certain minimum acceptable quality standards, there is no assurance that our current quality assurance procedures will be able to effective monitor compliance. Additionally, in the event that we expand our operations and increase our output volume, including securing additional manufacturers, there is no assurance that we will be able to adequately maintain quality controls or that our current process is scalable.

Our products could be subject to product liability claims by customers and/or consumers, which would adversely affect our profit margins, results of operations and stockholder value.

If our products are not properly designed or built and/or personal injuries are sustained as a result of our equipment, we could be subject to claims for damages based on theories of product liability and other legal theories. The costs and resources to defend such claims could be substantial and, if such claims are successful, we could be responsible for paying some or all of the damages. Also, our reputation could be adversely affected, regardless of whether such claims are successful. Any of these results would adversely affect our profit margins, results from operations and stockholder value.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

Inability to defend our intellectual property.

Our business could be adversely affected if we are unable to adequately protect our intellectual property. Our current intellectual property consists of issued patents for our products, proprietary knowledge, pre-patent and patent pending technology. We may rely on a combination of patent, trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our services and brand.

Our business is largely based upon patentable technology and trade secrets that may not patentable. We may be unable to keep other companies from copying our technology, or we may be subject to legal actions alleging intellectual property infringement, unfair competition or similar claims against us. Companies may have intellectual property rights covering aspects of our technologies or businesses. Defending ourselves against intellectual property infringement or similar claims is expensive and diverts management’s attention.

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RISKS RELATED TO THE STOCK

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 325,000,000 shares of capital stock consisting of 300,000,000 shares of common stock, with $0.001 par value per share, and 25,000,000 shares of “blank check” preferred stock, with no par value.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long−term adverse impact on our ability to raise capital in the future.

Our common stock is considered a penny stock, which may be subject to restrictions on market ability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

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Our executive officers and directors will continue to beneficially own a material amount of our outstanding Common Stock.

Our executive officers and directors beneficially own approximately 48.8% of our outstanding common stock as of the Closing, including approximately 29.4% of our outstanding shares that are beneficially owned by our chief executive officer, Kevin Jones. As a result, if they act in concert with holders of a relatively small number of shares, our executive officers and directors will control all of the issues submitted to a vote of our shareholders.

We do not expect to pay dividends.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

There has been a limited trading market for our Common Stock which may impair your ability to sell your shares.

It is anticipated that there will be a limited trading market for the Common Stock on the NASD’s Over-the-Counter Bulletin Board. The lack of an active market will impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market will also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

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Our largest stockholder, Kevin Jones, holds a significant percentage of our outstanding voting securities and accordingly may make decisions regarding our daily operations, significant corporate transactions and other matters that other stockholders may believe are not in their best interests.

Mr. Kevin Jones, our CEO and sole director, is the beneficial owner of approximately 29.4% of our outstanding voting securities as of the Closing. As a result, he possesses significant influence over the election of our Board of Directors and significant corporate transactions. His ownership may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Other stockholders may believe that these future decisions made by Mr. Jones are not in their best interests.

Management’s Discussion And Analysis Of Financial Condition AND Plan Of Operations

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Basis of Presentation

The following management’s discussion and analysis is intended to provide additional information regarding the significant changes and trends which influenced our financial performance for the six months ended June 30, 2013 and 2012, and the years ended December 31, 2012 and 2011. This discussion should be read in conjunction with the audited financial statements and notes as set forth in this Report.

Overview

Cardinal Resources began operations in 2004, providing environmental engineering services, remediation, water and waste water treatment to US companies on a global basis. In 2005, we began development of proprietary technologies to create sustainable water and waste water systems to be produced by Cardinal Resources and operated globally. The prototype filters were deployed in 2007, first full prototype was built in 2008 and the first full system was built in 2009. We were issued our first patents for our technologies and applications in 2009 with subsequent patents issued in 2012.

During the time period when the Company was in the development of the Red Bird System and other sustainable technologies we continued to provide environmental services to our clients. As a result Cardinal Resources worked in over 20 countries including multimillion dollar projects in Australia, Brazil, and China. As a result of our work we received recognition by U.S. Commercial Services as the Exporter of the Year in 2011 for Environmental and Congressional Export Achievement Awards.

In 2011, the Company made the decision to begin focusing on the transition to the systems based business. While we have continued to serve existing customers in our services area, we are projecting that the systems business will be dominant going forward.

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Plan of Operations

Our Plan of Operations is focused on becoming the preferred providers of sustainable water treatment systems using a distributed architecture. To meet this goal our plans calls for the Company to expand our financial management, technical implementation staff, and market development. Part of our plan is to continue to expand our technologies, and approaches as well beginning with distributed waste water treatment. In terms of expansion our plan is to first have implementation well underway for our three large contracts in Senegal, Nigeria, and Cameroon. We can then move aggressively to close on other opportunities in our pipeline and expand into our next targets of India, Panama, and Southeast Asia. We are planning to continue to outsource our manufacturing within the US. Depending on growth within a specific region, we may in the future outsource a portion of the assembly overseas while retaining US manufacturing for key components, technology protection and the majority of the systems sold.

Revenues

We generate our net sales from the sale of environmental services and the patented Red Bird System. Historically the majority of the sales have been tied to services but beginning in 2012 and 2013 the majority of our sales are tied to the Red Bird System.

Cost of Sales

Our cost of sales includes internal labor, supply chain management, logistics and the purchase of components that are part of the Red Bird System.

Other items contributing to our cost of sales are the direct assembly labor and manufactured overhead from our component suppliers.

Gross Profit

Gross profit is affected by numerous factors, including our average selling prices, scheduling and our manufacturing costs. Another factor impacting gross profits is the ramp of production going forward. As a result of the above, gross profits may vary from quarter to quarter and year to year.

Research and Development.

Research and development expense consists primarily of salaries and personnel-related costs and the cost of products, materials and outside services used in our process and product research and development activities.

Selling, General and Administrative

Selling, general and administrative expense consists primarily of salaries and other personnel-related costs, professional fees, insurance costs, travel expense, other selling expenses as well as share based compensation expense relating to stock options. We expect these expenses to increase in the near term, both in absolute dollars and as a percentage of net sales, to support the growth of our business as we expand our sales and marketing efforts, particularly international travel, improve our information processes and systems and implement the financial reporting, compliance and other infrastructure required by a public company. Over time, we expect selling, general and administrative expense to decline as a percentage of net sales as our net sales increase.

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Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our audited consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, net sales and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to inventories, intangible assets, income taxes, warranty obligations, marketable securities valuation, derivative financial instrument valuation, end-of-life collection and recycling, contingencies and litigation and share based compensation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Recent Developments

In July 2013 the Company signed a contract and received the down payment for a contract with the State of Bayelsa Nigeria for $6.2 million to provide 10 Red Bird Systems and ancillary services. The contract is backed by an Bank Guarantee/Letter of Credit in the company’s favor. In November 2013, the company signed a Commercial Export Contract with the Cameroon Water Corporation with a value of $28.0 million to provide 35 systems, mobile laboratories, and ancillary products and services. Based on this contract the government of Cameroon is applying for credit through the U.S. Export Import Bank. This application is pending.

Results of Operations for the six months ended June 30, 2013 and 2012

The following table sets forth the summary income statement for the six months ended June 30, 2013 and 2012:

	Six Months Ended
	June 30, 2013	June 30, 2012

Sales -	$89,905	$1,217,619
Gross Profit	$(48,247)	$686,728
Operating Expenses	$114,158	$867,158
Other Income (Expense)	$(14,827)	$(13,836)
Net Loss	$(177,232)	$(194,266)

For the six months ended June 30, 2013 and 2012, the Company reported a net loss of $177,232 and $194,266, respectively. The change in net loss between the three months ended June 30, 2013 and 2012 was primarily attributable to decreased labor costs, and reduced market development as we focused on the close of key contracts.

Sales - Net sales for the six months ended June 30, 2013, were $89,905, compared to $1,217,619 for the six months ended June 30, 2012. This decrease in sales is primarily a result of our changing focus on the sales of systems which reduced the sales of services and the delay in funding a key systems contract until July 2013..

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Gross Profit/Loss - During the six months ended June 30, 2013, our gross loss as a percentage of sales was(53%), compared to a gross profit as a percentage of sales of 56% for the six months ended June 30, 2012. This increase in gross loss percentage is primarily attributable to the transition from services to systems which increases Costs of Sales as personnel transition from billable hours to non-billable, the delay in contract finance (since completed), the building of two demonstration systems, and increased demonstrations of our systems which require significant labor and direct costs..

Operating Expenses - Operating expenses for the six months ended June 30, 2013, was $114,158, as compared to $867,158 for the six months ended September 30, 2012. The $753,000 decrease is primarily attributable to decreased labor costs, and related operation costs.

Other Expense - Other expense for the six months ended June 30, 2013, was $14,827, as compared to $13,836 for the three months ended June 30, 2012. The increase is primarily attributable to interest expense.

Results of Operations for year ended December 31, 2012 and 2011

The following table sets forth the summary income statement for the year ended December 31, 2012 and 2011:

	Year/Period ended
	December 31, 2012	December 31, 2011
Sales	$1,278,024	$2,020,025
Gross Profit	$496,117	$492,319
Operating Expenses	$1,074,794	$647,074
Other Income (Expense)	$(31,112)	$(26,764)
Net Loss	$(609,789)	$(181,519)

For the year ended December 31, 2012 and 2011, the Company reported a net loss of $(609,789) and $ (181,519), respectively. The change in net loss between the year ended December 31, 2012 and 2011 was primarily attributable to following significant events:

Sales: Net sales for 2012 were $1,278,024, compared to $2,020,025 for 2011. Sales decreased due to a variety of factors including the changed direction of the Company which resulted in fewer sales of services, which reduced sales, general economic conditions which reduced customers spending on environmental services, and the maturation of the environmental services market. Systems sales were delayed as a major customer worked through the finance which was completed in July 2013.

Gross Profit/loss: For 2012 our gross profit as a percentage of sales was 39% compared to a percentage of sales of 24% for 2011. On a percentage basis, gross profit improved between 2011 and 2012 based on reduced labor costs, the location of services projects which resulted in lower direct expenses related to travel, and other cost reduction activities.

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Operating Expense: Operating expenses for 2012 was $1,074,794 as compared to $647,074 for 2011 which is due primarily to the shifting direction of the Company which creates less billable labor in the short term. Increases in product and market development also increased our operating expenses.

Other Income (Expense): Other expense for 2012 was $31,112 compared to $26,764 for 2011. The increase is primarily due to increased interest expense related to extending payment terms and reducing debt payments to maintenance levels.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at June 30, 2013 compared to December 31, 2012:

	Year/Period ended
	June 30, 2013	December 31, 2012	Change
Current Assets	$60,416	$50,096	$10,320
Current Liabilities	$1,654,860	$1,495,030	$159,830
Working Capital	$(1,594,444)	$(1,444,934)	$170,150

As of June 30, 2013, we had working capital of $ (1,594,444) as compared to working capital of $(1,444,934) as of December 31, 2012, a decrease of $170,150. The change in working capital is primarily attributable to increased accrued liabilities, and convertible notes that were issued..

Net cash provided by operating activities also decreased in the six months ending June 30, 2013 compared to the same period in 2012 primarily due to the transition of the business which decreased receivables along with the increased cash spent in marketing and development.

Net cash in all investing activities increased with the sale of a vehicle in the period ending June 30, 2013 and limited purchases of new equipment.

Net cash used in all financing activities was ($44,087) in June 2013 compared to ($70,521) with the primary reason being the positive proceeds from the convertible notes issued in 2013.

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The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future if it does not receive the anticipated additional funding, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes and lines of credit. Cardinal has raised $230,000 through the issuance of convertible notes, which are convertible into shares of our common stock at $0.25 per share, and three-year warrants at $0.25 per share for the purchase of an aggregate of 276,000 shares of our common stock, and we raised an additional approximately $400,000 through the issuance of approximately 1.6 million shares of common stock at $0.25 per share together with three-year warrants to purchase approximately 1.6 million shares at $0.50 per share. The Company anticipates that it will need approximately $3-5 million more in additional financing over the next twelve months to fully effectuate management’s growth plans and to sustain the Company’s existence. In addition to the debt and equity financing described above, the Company may need to incur additional liabilities with certain related parties. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. In that event, the Company would be required to change its growth strategy and seek funding on that basis, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

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We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for bad debt, inventory obsolescence, the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Revenue recognition–

In accordance with guidance by paragraph 605-10-S99-1 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) for revenue recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

(a) Sale of products

The Company recognizes revenue from the sale of products upon delivery to the customers and the transfer of title and risk of loss. The Company provides a warranty to the extent that the products conform to their approved usage at approved locations, are operated by trained operators, and maintained as required by the Operations and Maintenance procedures. The Company does pass through warranties on equipments that exceed the Company’s system warranty. There were no claims on the Company’s warranties during the years ended December 31, 2012 or 2011.

(b) Service revenue

Service revenue is primarily derived from engineering and technical services that are not an element of an arrangement for the sale of products. These services are generally billed on a time-cost plus basis. Revenue is recognized when service is rendered and accepted by the customers.

Advertising - Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

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MANAGEMENT

Board Composition and Committees

The board of directors is currently composed of one member, Kevin Jones. The Company plans to add additional directors to the Board in the near future. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal. A brief biography of our director is more fully described in Item 5.02, which is incorporated herein by reference.All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Director Compensation

We have not paid our director fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent director a fee for their attendance at board and committee meetings. We do reimburse each director for reasonable travel expenses related to such director’s attendance at board of directors and committee meetings.

Family Relationships

Except as described below, there are no family relationships among our directors or officers.

Kevin R Jones and Barbara H Jones have been married since 1985.

Code of Ethics.

Cardinal Resources has implemented a Code of Ethics, including compliance with the Federal Corrupt Practices Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as well as all employees and contractors. Our code of ethics is posted on our corporate website.

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EXECUTIVE COMPENSATION

Company Summary Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by the Company during the period from inception (September 2010) through December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
(1) Jonathan Hopp	2010	$0	0	0	0	0	0	0	$0
	2011	$0	0	0	0	0	0	0	$0
	2012	$0	0	0	0	0	0	0	$0

(1).

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through December 31, 2012.

Cardinal Summary Compensation

The following table sets forth information for Cardinal’s most recently completed fiscal year concerning the compensation of Kevin Jones, our sole executive during the most recently completed fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)

Kevin Jones, President, CEO and CFO	2012	$36,753	--	$13,541	(1)	$50,293
	2011	$62,867	--	--		$62,867

(1) Salary Deferred

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since the date of inception of the Company through the date of this Current Report on Form 8-K by the executive officers named in the Summary Compensation Tables.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made toa named executive officers in the last completed fiscal year under any LTIP.

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Compensation of Directors

Cardinal Resources does not currently pay non-executive directors to serve on the Board of Directors. In the future a compensation program may be developed.

Option Plan

We currently do not have a Stock Option Plan, however, we may to issue stock options pursuant to a Stock Option Plan in the future. Such stock options may be awarded to management, employees, members of the Company’s Board of Directors and consultants of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

None.

PRE-CLOSING PRINCIPAL STOCKHOLDERS

Prior to the Closing, our former CEO Jonathan Hopp, beneficially owned 190,000,000 shares of common stock of the Company, or 96% or the issued and outstanding shares. We had no other executive officers, directors or owners of more than 5% of our common stock. All shares were owned directly by Mr. Hopp and he possesses sole voting and investment power with respect to the shares.

POST-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of November 22, 2013, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner(1)	Shares (2)	Shares Underlying Convertible Securities (2)	Total Percent of Class

Kevin Jones, President, CEO, CFO	24,590,230	-	29.8%
All executive officers and directors as a group	24,590,230	-	29.4 8%
Barbara H. Jones	8,147,188	-	9.8%
Carol J. McKee	8,147,124	-	9.8%
Jonathan Hopp	29,100,000		35.2%

(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Barbara H. Jones is Kevin Jones wife. Unless otherwise indicated, the address of the beneficial owner is Cardinal, 203 Main Street, East Pittsburgh PA 15112.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are approximately 83,781,510 shares of common stock issued and outstanding as of November 22, 2013.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 300,000,000 shares of common stock, with $0.001 par value per share, and 25,000,000 shares of “blank check” preferred stock, with no par value. After consummation of the transaction contemplated by the Agreement, we currently have approximately 82,020,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Blank Check Preferred Stock

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

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Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Nevada Anti-Takeover Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

Pursuant to Nevada law, we have elected to not be governed by the Nevada “Acquisition of Controlling Interest” statute, under Article 8 of our Articles of Incorporation. Therefore, the provisions of the Acquisition of Controlling Interest statute do not apply to us.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Omega Water Corp. from doing so if it cannot obtain the approval of our board of directors.

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Pursuant to Nevada law, we have elected to not be governed by the Nevada “Combination with Interested Stockholders Statute,” under Article 8 of our Articles of Incorporation. Therefore, the provisions of the Combination with Interested Stockholders Statute do not apply to us.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are approximately 276,000 warrants outstanding at $0.25 per share, and approximately 1.6 million warrants outstanding at $0.50 per share.

Options

There are 6,103,104 outstanding options to purchase our securities.

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets OTCQB, under the symbol “JHDG”.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of September 22, 2013, we had approximately 82,623,000 shares of our common stock par value, $0.001, issued and outstanding. There are approximately 45 beneficial owners of our common stock.

Transfer Agent and Registrar

The transfer agent for our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place - Suite 100, Salt Lake City, Utah 84111, and their telephone number is: (801) 355-5740.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

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For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

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There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The directors and officers of the Company are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, on November 22, 2013, we issued approximately 46,623,000 shares of our Common Stock to the Members of Cardinal, their affiliates or assigns, in exchange for 100% of the outstanding membership interests of Cardinal. Such securities were not registered under the Securities Act of 1933.

On November 22, 2013, Cardinal completed a private placement pursuant to which Cardinal issued a convertible promissory note to certain accredited investors, which notes are convertible into shares of our common stock at $0.25 per share. In addition, Cardinal granted to the same investors three−year warrants to purchase an aggregate of 276,000 shares of our common stock at $0.25 per share. As a result of this private placement Cardinal raised approximately $230,000 in gross proceeds, which left $204,500 in net proceeds after the deduction of offering expenses in the amount of approximately $25,500. In connection with this private placement, Cardinal paid the placement agent, Felix Advisors, LLC a placement agency fee of approximately $23,000 and issued to the placement agent a warrant for the purchase of 27,600 shares of our common stock in the aggregate at $0.25 per share. The Company assumed these notes and warrants pursuant to an Assignment and Assumption Agreement dated November 22, 2013.

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The above descriptions of the notes and the warrants do not purport to be complete and are qualified in their entirety by reference to the notes, warrants and assignment agreement, which are attached here to as Exhibit 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, respectively.

On November 22, 2013, we also completed a private placement pursuant to which we issued an aggregate of 1.6 million shares of common stock to certain accredited investors at a per share price of $0.25. In addition, we granted to the same investors three−year warrants to purchase an aggregate of 1.6 million shares of our common stock at $0.50 per share. As a result of this private placement we raised approximately $400,000 in gross proceeds. We paid no fees or expenses in connection with this private placement.

The above descriptions of the warrants do not purport to be complete and are qualified in their entirety by reference to the subscription agreement and warrants, which are attached here to as Exhibit 4.4 and 4.5 to this Current Report on Form 8-K, respectively.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 4.01 Change In Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On November 22, 2013, concurrent with the change in control transaction discussed above, our board of directors approved the dismissal of Li and Company, PC as our independent auditor. Li and Company, PC’s report on the financial statements for the fiscal years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.

During the fiscal years ended December 31, 2012 and 2011, and in the subsequent interim period through November 22, 2013, the date of dismissal of Li and Company, PC, there were no disagreements with Li and Company, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li and Company, PC, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended December 31, 2012 and 2011, and in the subsequent interim period through November 22, 2013, the date of dismissal of Li and Company, PC, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

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We have provided a copy of the above disclosures to Li and Company, PC and requested Li and Company, PC to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Li and Company, PC agrees with the above disclosures. A copy of Li and Company, PC’s letter will be filed by amendment to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Li and Company, PC. as our independent auditor, our board of directors appointed Malone Bailey, LLC as our independent auditor.

During our two most recent fiscal years (ended December 31, 2011 and 2012) and from January 1, 2013, to the date of this current report, we did not consult Malone Bailey., LLC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that Malone Bailey LLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S−B and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S−B).

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Agreement, on November 22, 2013, we issued approximately 46,623,000 shares of our Common Stock to the Members of Cardinal, their affiliates or assigns in exchange for the transfer of 100% of the outstanding membership interests of Cardinal held by the Members. As such, immediately following the transactions contemplated by the Agreement, the Members hold approximately 56.4% of the total combined voting power of all classes of our outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report, Jonathan Hopp, our former President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Chairman resigned from these positions.

Further, effective November 22, 2013, Mr. Kevin Jones was appointed as the sole member of our board of directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors

Effective November 22, 2013, Mr. Jonathan Hopp resigned as the sole member of the Board of Directors. There were no disagreements between Mr. Hopp and us or any officer or director of the Company.

(b) Resignation of Officers

Effective November 22, 2013, Mr. Hopp resigned as our President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer.

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(c) Appointment of Directors

Effective November 22, 2013, Kevin Jones was appointed as the sole member of the Board of Directors:

Please see also Section 5.02(d) of this current report, whose information is herein incorporated by reference.

(d) Appointment of Officers

Effective November 22, 2013, Kevin Jones was appointed President, Chief Executive Officer and Chief Financial Officer of the Company. The Company will hire additional officers, including full time CFO, in the near future.

The business background descriptions of the newly appointed officers and directors are as follows:

Kevin Jones, a Geologist from the University of Montana, has over 35 years of work experience in the fields of environmental remediation, engineering, water and wastewater, including extensive business development, strategic planning, and international operations. This experience has been gained through working for regulatory agencies, as a Principal (awarded ownership positions) in large public companies as well as having founded and operated businesses since 1996. The company he founded in 1996 quickly grew to the 7th Fastest Growing Environmental Engineering Firm in the United States (ZwiegWhite Associates) and reached the Engineering News Record Top 200 list. He founded Cardinal Resources LLC in 2004, which become one of the Fastest Growing Firms and a Tech 50 Company in the Pittsburgh Region. Mr. Jones’ strategic direction and business development led the company to successfully complete work in over 20 countries around the globe for Fortune 100 Companies. The company was recognized as an Exporter of the Year for Environmental by U.S. Commercial Services in 2011. Mr. Jones was an Ernst and Young Entrepreneur of the Year Finalist in 2011. In addition to his business experience, Mr. Jones holds multiple issued patents for water treatment.

Family Relationships

Kevin Jones and Barbara Jones are married.

EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

The Company is not a party to any employment agreement and has no compensation agreement with any of its officers and directors.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired. The Audited Financial Statements Cardinal Resources, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

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(d) Exhibits. Exhibit No. Description

Exhibit No.	Description

2.1	LLC Membership Purchase Agreement, dated September 1, 2010, by and between the Company and Jonathan Hopp (incorporated herein by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-174196), as filed with the Securities and Exchange Commission on May 13, 2011).

2.2	Share Exchange Agreement dated November 22, 2013 by and among JH Designs, Inc., Cardinal Resources LLC, and the members of Cardinal. *

2.3	Share Cancellation Agreement between JH Designs, Inc. and Jonathan Hopp dated November 22, 2013. *

3.1.1	Articles of Incorporation (incorporated herein by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-174196), as filed with the Securities and Exchange Commission on May 13, 2011).

3.1.3	Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q (File No. 333-174196), as filed with the Securities and Exchange Commission on November 14, 2012).

3.1.3

Certificate of Change (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q (File No. 333-174196), as filed with the Securities and Exchange Commission on November 14, 2012).

3.2	By-Laws (incorporated herein by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-174196), as filed with the Securities and Exchange Commission on May 13, 2011).

3.3	Certificate of Organization of Cardinal Resources, LLC dated March 9, 2006. *

3.4	Certificate of Merger, LLC dated March 10, 2006. *

3.5	Cardinal Resources, LLC Operating Agreement. *

4.1	Form of Convertible Bridge Note. *

4.2	Form of Warrant. *

4.3	Assignment and Assumption Agreement of Notes and Warrants. *

4.4	Form of JH Designs, Inc. Subscription Agreement. *

4.5	Form of JH Designs, Inc. Warrant. *

10.1	Agreement between the Bayelsa State Government and Cardinal Resources, LLC dated July 2, 2013. *

99.2	Cardinal financial statements for the six months ended June 30, 2013 and Audited financial statements for the fiscal years ended December 31, 2012 and December 31, 2011. *

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension Schema Document**

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

* Attached hereto.

**Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JH Designs, Inc.

Date: December 2, 2013	By:	/s/ Kevin Jones
Name: Kevin Jones
Title: Chief Executive Officer

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